Exhibit 99.1

11011 Sunset Hills Road
Reston, VA 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

January 29, 2020

General Dynamics Reports Fourth-Quarter and Full-Year 2019 Financial Results

•Fourth-quarter net earnings of $1 billion, up 12.2%
•Fourth-quarter diluted EPS of $3.51, up 14.3%
•Fourth-quarter operating margin of 12.3%, up 50 basis points
•Full-year diluted EPS from continuing operations of $11.98, up 6.8%
•Backlog grew 28.1% to record-high $86.9 billion, for book-to-bill of 1.5-to-1 for the year

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $1 billion on $10.8 billion in revenue. Full-year earnings from continuing operations were $3.5 billion on revenue of $39.4 billion. Full-year revenue and operating earnings grew in all five segments.

Fourth-quarter’s net earnings grew 12.2% over fourth-quarter 2018. On a per share basis, diluted earnings per share (EPS) were $3.51, a 14.3% increase over the year-ago quarter. For the year, diluted EPS from continuing operations were $11.98, a 6.8% increase from 2018.

“We continue to improve performance and focus on lines of business that will deliver value for our customers and sustained superior results for our shareholders,” said Phebe N. Novakovic, chairman and chief executive officer. “Our fourth-quarter and full-year performance, coupled with strong order intake, leaves us well positioned to create enduring value.”

SEGMENT HIGHLIGHTS
Aerospace
Aerospace revenue was $2.9 billion for the quarter, up 8.4% over the year-ago quarter, for full-year revenue of $9.8 billion. Operating earnings were $480 million for the quarter, up 25.7% over the year-ago quarter, and $1.5 billion for the year. Operating margin was 16.4% for the quarter, up 230 basis points over the year-ago quarter, and 15.6% for the year. Backlog grew during the fourth quarter to $13.3 billion, up 17.4% from the end of 2018. Book-to-bill was 1.7-to-1 for the quarter and 1.2-to-1 for the year. Gulfstream received FAA type and production certification of its G600 in the second quarter and deliveries began in the third quarter. In the fourth quarter, Gulfstream unveiled the G700 and announced the first orders for the new aircraft, scheduled to begin customer deliveries in 2022.

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Combat Systems
Combat Systems reported fourth-quarter revenue of $2 billion, up 13.1% over the year-ago quarter, for full-year revenue of $7 billion. Operating earnings were $284 million, up 8.8% over the year-ago quarter, for full-year operating earnings of $996 million. Operating margin was 14.4% for the quarter and 14.2% for the year. The segment was selected in 2019 to produce light armored vehicles for the Canadian Army. It continues to develop new platforms to meet future customer needs, including Mobile Protected Firepower and new variants of the Stryker.

Information Technology
Information Technology reported fourth-quarter revenue of $2 billion and $8.4 billion for the year. Operating earnings were $172 million for the fourth quarter and $628 million for the year. Operating margin was 8.5% for the quarter, up 40 basis points over the year-ago quarter, and 7.5% for the year. Total backlog was $9.1 billion, up 14.7% from the end of 2018. Total estimated contract value, which includes management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $28.1 billion, up 12.4% from the end of 2018. Book-to-bill was 1-to-1 for the quarter and 1.1-to-1 for the year.

Mission Systems
Mission Systems reported fourth-quarter revenue of $1.3 billion, up 2.5% from the year-ago quarter, for full-year revenue of $4.9 billion. Operating earnings were $188 million for the quarter, up 3.9% from the year-ago quarter, and $683 million for the year. Operating margin was 14.7% for the quarter, up 20 basis points from the year-ago quarter, and 13.8% for the year. Backlog was $5.4 billion. Book-to-bill was 1-to-1 for the year. Significant awards included a contract from the U.S. Navy to modernize ground stations for satellite communications systems with a maximum potential value of $730 million.

Marine Systems
Marine Systems reported quarterly revenue of $2.6 billion, up 11.7% from the year-ago quarter, for full-year revenue of $9.2 billion. Operating earnings were $199 million for the quarter and $785 million for the year. Operating margin was 7.8% for the quarter and 8.5% for the year. The award in the fourth quarter of a $22.2 billion contract for Virginia-class submarines expanded the segment’s backlog to $44.2 billion, up 66.1% from the end of 2018. Book-to-bill was 8.1-to-1 for the quarter and 2.9-to-1 for the year.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; IT services; C4ISR solutions; and shipbuilding and ship repair. General Dynamics employs more than 100,000 people worldwide and generated $39.4 billion in revenue in 2019. More information is available at www.gd.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due
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to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2019 financial results conference call at 9 a.m. EST on Wednesday, January 29, 2020. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by 12 noon on January 29 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10137702. The phone replay will be available through January 29, 2020. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results for the quarter and year ended December 31, 2019, are available on its website at www.gd.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2020 guidance presented on its earnings call.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2019	2018	$	%
Revenue	$10,773	$10,378	$395	3.8%
Operating costs and expenses	(9,445)	(9,152)	(293)
Operating earnings	1,328	1,226	102	8.3%
Interest, net	(110)	(112)	2
Other, net	(4)	18	(22)
Earnings before income tax	1,214	1,132	82	7.2%
Provision for income tax, net	(194)	(223)	29
Net earnings	$1,020	$909	$111	12.2%
Earnings per share—basic	$3.53	$3.10	$0.43	13.9%
Basic weighted average shares outstanding	288.8	293.2
Earnings per share—diluted	$3.51	$3.07	$0.44	14.3%
Diluted weighted average shares outstanding	290.9	296.4

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2019	2018*	$	%
Revenue	$39,350	$36,193	$3,157	8.7%
Operating costs and expenses	(34,702)	(31,736)	(2,966)
Operating earnings	4,648	4,457	191	4.3%
Interest, net	(460)	(356)	(104)
Other, net	14	(16)	30
Earnings from continuing operations before income tax	4,202	4,085	117	2.9%
Provision for income tax, net	(718)	(727)	9
Earnings from continuing operations	3,484	3,358	126	3.8%
Discontinued operations, net of tax	—	(13)	13
Net earnings	$3,484	$3,345	$139	4.2%
Earnings per share—basic
Continuing operations	$12.09	$11.37	$0.72	6.3%
Discontinued operations	—	(0.04)	0.04
Net earnings	$12.09	$11.33	$0.76	6.7%
Basic weighted average shares outstanding	288.3	295.3
Earnings per share—diluted
Continuing operations	$11.98	$11.22	$0.76	6.8%
Discontinued operations	—	(0.04)	0.04
Net earnings	$11.98	$11.18	$0.80	7.2%
Diluted weighted average shares outstanding	290.8	299.2

*2018 results include the unfavorable impact of one-time charges of approximately $75 associated with costs to complete the acquisition of CSRA Inc. In the table above, approximately $45 of compensation-related costs was reported in operating costs and expenses, and approximately $30 of transaction costs was reported in other, net.

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2019	2018	$	%
Revenue:
Aerospace	$2,930	$2,704	$226	8.4%
Combat Systems	1,972	1,744	228	13.1%
Information Technology	2,024	2,382	(358)	(15.0)%
Mission Systems	1,282	1,251	31	2.5%
Marine Systems	2,565	2,297	268	11.7%
Total	$10,773	$10,378	$395	3.8%
Operating earnings:
Aerospace	$480	$382	$98	25.7%
Combat Systems	284	261	23	8.8%
Information Technology	172	194	(22)	(11.3)%
Mission Systems	188	181	7	3.9%
Marine Systems	199	213	(14)	(6.6)%
Corporate	5	(5)	10	(200.0)%
Total	$1,328	$1,226	$102	8.3%
Operating margin:
Aerospace	16.4%	14.1%
Combat Systems	14.4%	15.0%
Information Technology	8.5%	8.1%
Mission Systems	14.7%	14.5%
Marine Systems	7.8%	9.3%
Total	12.3%	11.8%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2019	2018*	$	%
Revenue:
Aerospace	$9,801	$8,455	$1,346	15.9%
Combat Systems	7,007	6,241	766	12.3%
Information Technology	8,422	8,269	153	1.9%
Mission Systems	4,937	4,726	211	4.5%
Marine Systems	9,183	8,502	681	8.0%
Total	$39,350	$36,193	$3,157	8.7%
Operating earnings:
Aerospace	$1,532	$1,490	$42	2.8%
Combat Systems	996	962	34	3.5%
Information Technology	628	608	20	3.3%
Mission Systems	683	659	24	3.6%
Marine Systems	785	761	24	3.2%
Corporate	24	(23)	47	204.3%
Total	$4,648	$4,457	$191	4.3%
Operating margin:
Aerospace	15.6%	17.6%
Combat Systems	14.2%	15.4%
Information Technology	7.5%	7.4%
Mission Systems	13.8%	13.9%
Marine Systems	8.5%	9.0%
Total	11.8%	12.3%

*2018 results include the unfavorable impact of approximately $45 of compensation-related one-time charges associated with costs to complete the acquisition of CSRA Inc. This amount was reported as a reduction of Corporate operating earnings in the table above.

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$902	$963
Accounts receivable	3,544	3,759
Unbilled receivables	7,857	6,576
Inventories	6,306	5,977
Other current assets	1,171	914
Total current assets	19,780	18,189
Noncurrent assets:
Property, plant and equipment, net	4,475	3,978
Intangible assets, net	2,315	2,585
Goodwill	19,677	19,594
Other assets	2,594	1,062
Total noncurrent assets	29,061	27,219
Total assets	$48,841	$45,408
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,920	$973
Accounts payable	3,162	3,179
Customer advances and deposits	7,148	7,270
Other current liabilities	3,571	3,317
Total current liabilities	16,801	14,739
Noncurrent liabilities:
Long-term debt	9,010	11,444
Other liabilities	9,453	7,493
Total noncurrent liabilities	18,463	18,937
Shareholders’ equity:
Common stock	482	482
Surplus	3,039	2,946
Retained earnings	31,633	29,326
Treasury stock	(17,358)	(17,244)
Accumulated other comprehensive loss	(4,219)	(3,778)
Total shareholders’ equity	13,577	11,732
Total liabilities and shareholders’ equity	$48,841	$45,408

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2019	2018
Cash flows from operating activities—continuing operations:
Net earnings	$3,484	$3,345
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	466	436
Amortization of intangible and finance lease right-of-use assets	363	327
Equity-based compensation expense	133	140
Deferred income tax provision (benefit)	92	(3)
Discontinued operations, net of tax	—	13
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	176	417
Unbilled receivables	(1,303)	(800)
Inventories	(376)	(591)
Other current assets	8	310
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	6	(197)
Customer advances and deposits	(105)	36
Other, net	37	(285)
Net cash provided by operating activities	2,981	3,148
Cash flows from investing activities:
Capital expenditures	(987)	(690)
Business acquisitions, net of cash acquired	(19)	(10,099)
Proceeds from sales of assets	14	562
Other, net	(2)	(7)
Net cash used by investing activities	(994)	(10,234)
Cash flows from financing activities:
Dividends paid	(1,152)	(1,075)
(Repayments of) proceeds from commercial paper, net	(850)	850
Purchases of common stock	(231)	(1,769)
Proceeds from fixed-rate notes	—	6,461
Proceeds from floating-rate notes	—	1,000
Repayment of CSRA accounts receivable purchase agreement	—	(450)
Other, net	236	69
Net cash (used) provided by financing activities	(1,997)	5,086
Net cash used by discontinued operations	(51)	(20)
Net decrease in cash and equivalents	(61)	(2,020)
Cash and equivalents at beginning of year	963	2,983
Cash and equivalents at end of year	$902	$963

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2019	December 31, 2018
Debt-to-equity (a)	87.9%	105.8%
Debt-to-capital (b)	46.8%	51.4%
Book value per share (c)	$46.88	$40.64
Shares outstanding	289,610,336	288,698,149

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Income tax payments, net	$85	$227	$572	$532
Company-sponsored research and development (d)	$114	$146	$466	$502
Return on sales (e)	9.5%	8.8%	8.9%	9.3%
Return on equity (f)			27.2%	28.1%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Earnings before interest, taxes, depreciation and amortization:
Earnings from continuing operations	$1,020	$909	$3,484	$3,358
Interest, net	110	112	460	356
Provision for income tax, net	194	223	718	727
Depreciation of property, plant and equipment	114	121	466	436
Amortization of intangible and finance lease right-of-use assets	90	100	363	327
Earnings before interest, taxes, depreciation and amortization (g)	$1,528	$1,465	$5,491	$5,204

Free cash flow from operations:
Net cash provided by operating activities	$2,394	$2,067	$2,981	$3,148
Capital expenditures	(381)	(243)	(987)	(690)
Free cash flow from operations (h)	$2,013	$1,824	$1,994	$2,458

Return on invested capital:
Earnings from continuing operations			$3,484	$3,358
After-tax interest expense			373	295
After-tax amortization expense			287	258
Net operating profit after taxes			4,144	3,911
Average invested capital			29,620	25,367
Return on invested capital (i)			14.0%	15.4%
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (Cont.)
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of year end.

(c)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(d)Includes independent research and development and Aerospace product-development costs.

(e)Return on sales is calculated as earnings from continuing operations divided by revenue.
(f)Return on equity is calculated by dividing earnings from continuing operations by our average equity during the year.

(g)We believe earnings before interest, taxes, depreciation and amortization (EBITDA) is a useful measure for investors because it provides another measure of our profitability and our ability to service our debt. We calculate EBITDA by adding back interest, taxes, depreciation and amortization to earnings from continuing operations. The most directly comparable GAAP measure to EBITDA is earnings from continuing operations.
(h)We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(i)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and shareholders’ equity excluding accumulated other comprehensive loss. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2019:
Aerospace	$13,168	$181	$13,349	$2,989	$16,338
Combat Systems	14,474	439	14,913	4,322	19,235
Information Technology	4,839	4,294	9,133	19,003	28,136
Mission Systems	5,037	326	5,363	7,482	12,845
Marine Systems	20,012	24,175	44,187	5,453	49,640
Total	$57,530	$29,415	$86,945	$39,249	$126,194
Third Quarter 2019:
Aerospace	$11,195	$188	$11,383	$2,065	$13,448
Combat Systems	15,069	449	15,518	4,255	19,773
Information Technology	4,782	4,381	9,163	18,063	27,226
Mission Systems	5,152	307	5,459	6,764	12,223
Marine Systems	17,801	8,072	25,873	4,497	30,370
Total	$53,999	$13,397	$67,396	$35,644	$103,040
Fourth Quarter 2018:
Aerospace	$11,208	$167	$11,375	$3,130	$14,505
Combat Systems	16,174	424	16,598	4,187	20,785
Information Technology	4,717	3,248	7,965	17,066	25,031
Mission Systems	4,890	445	5,335	7,409	12,744
Marine Systems	18,837	7,761	26,598	3,703	30,301
Total	$55,826	$12,045	$67,871	$35,495	$103,366

* The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$60,364
$58,567
$63,929
$63,175
$62,142
$66,290
$69,529
$67,871
$69,208
$67,654
$67,396
$86,945
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$15,000
$10,000
$5,000
$0
$11,375
$12,168
$12,145
$11,383
$13,349
4Q18
1Q19
2Q19
3Q19
4Q19

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$16,598
$15,990
$15,232
$15,518
$14,913
4Q18
1Q19
2Q19
3Q19
4Q19

INFORMATION TECHNOLOGY
$15,000
$10,000
$5,000
$0
$7,965
$8,354
$8,851
$9,163
$9,133
4Q18
1Q19
2Q19
3Q19
4Q19

MISSION SYSTEMS
$10,000
$5,000
$0
$5,335
$5,315
$5,183
$5,459
$5,363
4Q18
1Q19
2Q19
3Q19
4Q19

MARINE SYSTEMS

$50,000
$40,000
$30,000
$20,000
$10,000
$0
$26,598
$27,381
$26,243
$25,873
$44,187
4Q18
1Q19
2Q19
3Q19
4Q19

Funded Backlog	Unfunded Backlog

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EXHIBIT I
FOURTH QUARTER 2019 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2019:
Combat Systems:
•$465 from the U.S. Army to upgrade Abrams tanks to the M1A2 System Enhancement Package Version 3 configuration.
•$160 from the Army for various munitions and ordnance.
•$150 for the production of Eagle vehicles and related spares for Switzerland.
•$35 from the Army to provide systems technical support for Abrams main battle tanks.

Information Technology:
•$800 to support the operations and enhancement of several state health insurance programs.
•$355 for several key contracts to provide intelligence services to classified customers.
•$150 to provide operations and maintenance support services for a Department of Homeland Security (DHS) data center.
•$105 from the National Geospatial-Intelligence Agency (NGA) for network storage and data center services.
•A contract from the U.S. Department of Education for development, operation and maintenance of the Federal Student Aid Application and Eligibility Determination System (AEDS). The contract has a maximum potential value of $90.
•$75 to provide Military Information Support Operations (MISO) to the U.S. Department of Defense.

Mission Systems:
•A sole-source contract from the U.S. Navy to provide sustainment services for the Navy’s next-generation Mobile User Objective System (MUOS) satellite communications system. The contract has a maximum potential value of $730.
•$90 from the Navy to provide sustainment services for Littoral Combat Ships (LCS), including maintenance of in-service ships’ Integrated Combat Management System (ICMS). The contract has a maximum potential value of $395.
•$60 from the Navy to modernize and maintain fire-control systems for ballistic-missile submarines. The contract has a maximum potential value of $300.
•$80 from the Army for computing and communications equipment under the Common Hardware Systems-5 program.
•$60 to perform Strategic Systems Program Alteration (SPALT) activities to rebuild and repair MK6 missile guidance systems for the Navy.

Marine Systems:
•$22.2 billion contract from the Navy for the construction of nine submarines in Block V of the Virginia-class submarine program and spare materials. The contract includes $3.2 billion of previously-awarded orders for advance materials. The contract includes an option for a tenth submarine that if exercised would bring the total contract value to $24.1 billion.
•$435 from the Navy to provide design and development activities for Virginia-class submarines.
•$300 from the Navy to provide maintenance and repair services for the Arleigh Burke-class (DDG-51) guided-missile destroyer, Independence-variant LCS and Harpers Ferry-class dock landing ship (LSD) programs.
•$80 from the Navy to provide planning yard services for the DDG-51 destroyer program.
•$45 from the Navy to provide non-nuclear maintenance and repair services for submarines located at the Naval Submarine Support Facility in New London, Connecticut.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2019	2018	2019	2018
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	35	34	114	92
Mid-cabin aircraft	9	8	33	29
Total	44	42	147	121
Pre-owned Aircraft Deliveries (units):	6	3	15	7

Aerospace Book-to-Bill:
Orders (a)	$4,652	$2,117	$11,674	$7,596
Revenue (excluding pre-owned aircraft sales)	2,774	2,650	9,509	8,322
Book-to-Bill Ratio (b)	1.68x	0.80x	1.23x	0.91x

(a)Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.
(b)Gulfstream new aircraft book-to-bill (value of new aircraft orders versus new aircraft deliveries) was 2.0x in the fourth quarter and 1.4x for the full year 2019.

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